As filed with the Securities and Exchange Commission on March 6, 2000.
                                                    Registration No. 333-xxxxx

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           GENERAL MOTORS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       STATE OF DELAWARE                               38-0572515
-------------------------------                    -------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

300 Renaissance Center, Detroit, Michigan              48265-3000
--------------------------------------------           ----------
(Address of Principal Executive Offices)               (Zip Code)

                                 GENERAL MOTORS
                           DEFERRED COMPENSATION PLAN
                             FOR EXECUTIVE EMPLOYEES
                         -------------------------------
                            (Full title of the plan)

                    PETER R. BIBLE, CHIEF ACCOUNTING OFFICER
                           General Motors Corporation
              300 Renaissance Center, Detroit, Michigan 48265-3000
                                 (313) 556-5000
            --------------------------------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)

                                 GENERAL MOTORS
                         CALCULATION OF REGISTRATION FEE
    ========================================================================
                                      Proposed      Proposed
                                       maximum       maximum
                          Amount      offering      aggregate     Amount of
Title of securities       to be       price per      offering   registration
to be registered(1)      registered   obligation     price (2)      fee
--------------------    ------------  ----------  ------------  ------------
Deferred Compensation
  Obligations           $110,000,000     100%      $110,000,000  $29,040.00
=============================================================================

(1) The Deferred Compensation Obligations are unsecured obligations of General Motors Corporation to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan for the Executive Employees.
(2)  Estimated solely for the purpose of determining the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this registration statement:

         (a)(1) The Current Reports on Form 8-K dated April 12, 1999, filed by General Motors Corporation (hereinafter sometimes referred to as "General
Motors" or the "Corporation") with the Securities and Exchange Commission (hereinafter referred to as the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934, (hereinafter referred to as the "1934 Act"); and (2) The Annual Report on Form 10-K for the year ended December 31, 1998, (hereinafter referred to as the "1998 Form 10-K") filed by the Corporation with the Commission pursuant to Section 13(a) of the 1934 Act, except for Item 6,
Item 7, Item 8, Item 14(a)2, and Item 14 Exhibit 12; and

         (b)(1) The Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999 filed by the Corporation pursuant to Section 13 of the 1934 Act; and (2) The Current Reports on Form 8-K dated January 14, 1999, January 20, 1999, January 22, 1999 (2), January 27, 1999, April 5, 1999, April 9, 1999, April 12, 1999 (3), April 14, 1999, April
28, 1999,  May 12, 1999,  May 25, 1999,  May 28, 1999,  June 21, 1999,  June 24,
1999, July 9, 1999, July 19, 1999, August 2, 1999,  October 4, 1999, October 13,
1999,  December 10, 1999, January 13, 2000, January 20, 2000,  February 1, 2000,
February 25, 2000, and March 1, 2000 were filed by the  Corporation  pursuant to
Section 13(a) of the 1934 Act.

         All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the Deferred Compensation Obligations offered hereby have been passed upon by Martin I. Darvick, Attorney, Legal Staff of the Corporation. Mr. Darvick has no interest in the Deferred Compensation
Obligations for the General Motors Deferred Compensation Plan for Executive Employees.

Item 6.  Indemnification of Directors and Officers.

         Under Section 145 of the Delaware Corporation Law, the Corporation is empowered to indemnify its directors and officers in the circumstances therein provided.

         The Corporation's Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Under Article Fifth of its By-Laws, the Corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators, or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees, and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or member of any other corporation, partnership, joint venture, trust, organization, or other enterprise. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of the Corporation. The Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article Fifth of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article Fifth of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article Fifth of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation's Restated Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

         The Corporation is insured against liabilities which it may incur by reason of Article Fifth of its By-Laws. In addition, directors and officers are insured, at the Corporation's expense, against some liabilities which might arise out of their employment and not be subject to indemnification under Article Fifth of the By-Laws.

Item 6.  Indemnification of Directors and Officers (concluded).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), is permitted to directors and officers of the Corporation pursuant to the abovementioned provisions, or otherwise, the Corporation has been informed that in the opinion of the Commission such indemnification is against public policy, as expressed in said Act, and is therefore unenforceable.

         Pursuant to a resolution adopted by the Board of Directors on December 1, 1975, the Corporation to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the Corporation, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974, as amended, or any amendatory or comparable legislation or regulation thereunder.

Item 8.  Exhibits.

Exhibit Number                                                        Page No.
--------------                                                        --------

 (4)(a) General Motors Corporation Restated Certificate of Incorporation, as amended, filed as Exhibit 3(i) to the Current Report on Form 8-K of General Motors dated
         June 24, 1999, and Amendment to Article Fourth of
         the Certificate of Incorporation - Division III -
         Preference Stock, by reason of the Certificates of Designations filed with the Secretary of State of the
         State of Delaware on September 14, 1987 and the Certificate of Decrease filed with the Secretary of State of the State of Delaware on  September  29,  1987
         (pertaining to the Six Series of Preference Stock contributed to the General Motors pension trusts), incorporated by reference to Exhibit 19 to the Quarterly Report on Form 10-Q of General Motors for the quarter ended June 30, 1990 in the Form SE of General Motors dated August 6, 1990; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on June 28, 1991
         (pertaining to Series A Conversion Preference Stock), incorporated by reference to Exhibit 4(a) to Form
         S-8 Registration Statement No. 33-43744 in the Form SE of General Motors dated November 1, 1991; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on December 9, 1991 (pertaining to Series B 9-1/8% Preference Stock), incorporated by reference to Exhibit 4(a) to Form S-3 Registration Statement No. 33-45216 in the Form SE of
         General Motors dated January 27, 1992; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on February 14, 1992 (pertaining to Series C Convertible Preference Stock), incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of General Motors for the year ended December 31, 1991 in the Form SE of General Motors dated March 20, 1992; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on July 15, 1992 (pertaining to
         Series D 7.92% Preference Stock), incorporated by reference to Exhibit 3(a)(2) to the Quarterly Report on Form 10-Q of General Motors for the quarter ended June 30, 1992 in the Form SE of General Motors dated August 10, 1992; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on

Exhibit Number                                                        Page No.
--------------                                                        --------

Item 8.  Exhibits (concluded).

 (4)(a)  December 15, 1992 (pertaining to Series G 9.12%
         Preference Stock), incorporated by reference to Exhibit 4(a)
         to Form S-3 Registration Statement No. 33-49309 in the
         Form SE of General Motors dated January 25, 1993; and as
         further amended by the Certificate of Designations filed
         with the Secretary of State of the State of Delaware on
         June 24, 1999, filed as Exhibit 4(a) to this Registration
         Statement on March 6, 2000. ................................   N/A

    (b)  By-Laws as amended, filed as Exhibit 3(ii) to the Current
         Report on Form 8-K of General Motors dated August 2, 1999. .   N/A

 (5)(a)  Opinion and consent of Martin I. Darvick, Attorney,
         Legal Staff of General Motors, in respect of the legality of
         the securities to be registered hereunder...................   II-8

(23)(a)  Consent of Independent Auditors - Deloitte & Touche LLP.....   II-9

    (b)  Consent of Martin I. Darvick, Attorney, Legal Staff of
         General Motors, included in Exhibit 5(a) above..............   N/A

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) of the 1934 Act is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               PART II (concluded)

Item 9.  Undertakings (concluded).

(h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on March 6, 2000.

                                             GENERAL MOTORS CORPORATION
                                             --------------------------
                                                    (Registrant)

                                       By
                                          /s/JOHN F. SMITH, JR.
                                           ----------------------------
                                          (John F. Smith, Jr., Chairman
                                          of the Board of Directors, and
                                             Chief Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on March 6, 2000 by the following persons in the capacities indicated.

        Signature                                     Title
        ---------                                     -----

/S/JOHN F. SMITH, JR.                  Chairman of the Board of Directors,
------------------------------               Chief Executive Officer
(John F. Smith, Jr.)


/S/HARRY J. PEARCE                     Vice Chairman of the Board
------------------------------                of Directors
(Harry J. Pearce)


/s/G. RICHARD WAGONER, JR.             Chief Operating Officer
------------------------------              and President
(G. Richard Wagoner, Jr.)


/s/J. MICHAEL LOSH                     Executive Vice President and)
------------------------------            Chief Financial Officer  )
(J. Michael Losh)                                                  )
                                                                   )Principal
                                                                   )Financial
/s/ERIC A. FELDSTEIN                        Vice President and     )Officers
------------------------------                   Treasurer         )
(Eric A. Feldstein)                                                )


/s/WALLACE W. CREEK                            Comptroller         )
------------------------------                                     )
(Wallace W. Creek)                                                 )Principal
                                                                   )Accounting
                                                                   )Officers
/s/PETER R. BIBLE                        Chief Accounting Officer  )
------------------------------                                     )
(Peter R. Bible)                                                   )

         Signature                               Title
         ---------                               -----

/s/PERCY BARNEVIK                               Director
--------------------------------
(Percy Barnevik)


/s/JOHN H. BRYAN                                Director
--------------------------------
(John H. Bryan)


/s/THOMAS E. EVERHART                           Director
--------------------------------
(Thomas E. Everhart)


/s/CHARLES T. FISHER, III                       Director
--------------------------------
(Charles T. Fisher, III)


/s/GEORGE M.C. FISHER                           Director
--------------------------------
(George M.C. Fisher)


/s/NOBUYUKI IDEI                                Director
--------------------------------
(Nobuyuki Idei


/s/ KAREN KATEN                                 Director
--------------------------------
(Karen Katen)


/s/J. WILLARD MARRIOTT, JR.                     Director
--------------------------------
(J. Willard Marriott, Jr.)


/s/ANN D. MCLAUGHLIN                            Director
--------------------------------
(Ann D. McLaughlin)


/S/ECKHARD PFEIFFER                             Director
--------------------------------
(Eckhard Pfeiffer)


/s/JOHN G. SMALE                                Director
--------------------------------
(John G. Smale)


/s/LOUIS W. SULLIVAN                            Director
--------------------------------
(Louis W. Sullivan)


/s/DENNIS WEATHERSTONE                          Director
--------------------------------
(Dennis Weatherstone)